Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
S1 CORPORATION
for
0.2800 of a Share of ACI Common Stock
or
$10.00 in Cash,
subject to the proration procedures described in the
Prospectus/Offer to Exchange dated August 30, 2011
and the related Letter of Election and Transmittal,
by
ANTELOPE INVESTMENT CO. LLC,
a wholly-owned subsidiary of
ACI WORLDWIDE, INC.
Pursuant to the Prospectus/Offer to Exchange dated August 30, 2011
(Not to be used for Signature Guarantees)

THE EXCHANGE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON WEDNESDAY, SEPTEMBER 28, 2011, UNLESS EXTENDED. S1 SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

The exchange agent for the Exchange Offer is:

By Mail	For Notice of Guaranteed Delivery	By Hand or Overnight Delivery:
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, MN 55164-0854	(For Eligible Institutions Only) By Facsimile Transmission: (866) 734-9952 (FAX) To Confirm Receipt of Notice of Guaranteed Delivery Only: (800) 468-9716	(Until 5:00 p.m. Eastern Time at the Expiration Time) Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 161 N. Concord Exchange South St. Paul, MN 55075-1139

     This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by stockholders of S1 Corporation, a Delaware corporation (“S1”), desiring to tender shares of common stock, par value $0.01 per share (the “S1 Shares”), of S1 pursuant to the Exchange Offer (as defined below) if certificates evidencing S1 Shares are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wells Fargo Bank, N.A. (the “Exchange Agent”) on or prior to the expiration time of the Exchange Offer.
     To tender S1 Shares, this Notice of Guaranteed Delivery must be delivered to the Exchange Agent at one of its addresses set forth above by the expiration date of the Exchange Offer. Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission to a facsimile number other than the one listed above will not constitute valid delivery to the Exchange Agent. Please see the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer—Procedure for Tendering.”
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Election and Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Election and Transmittal.

Ladies and Gentlemen:
     The undersigned hereby tenders to Antelope Investment Co. LLC (“Offeror”), a Delaware limited liability company and a wholly-owned subsidiary of ACI Worldwide, Inc., a Delaware corporation (“ACI”), upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and the related Letter of Election and Transmittal, each dated August 30, 2011 (which together, as amended, supplemented or modified from time to time, constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the number of S1 Shares set forth below, pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus/Offer to Exchange titled “The Exchange Offer—Procedure for Tendering.” Such tenders are subject to the elections specified below under the heading “Exchange Offer Election,” or, if no election is specified, will be deemed tendered with no election. See “The Exchange Offer—Consequences of Tendering with No Election” in the Prospectus/Offer to Exchange. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus/Offer to Exchange.

Number of Shares:

Certificate Numbers (if available):

Name of Tendering Institution:

Name(s) of Record Holders:

Taxpayer Identification or Social Security Number:

Check this box if shares will be delivered by book-entry transfer: ☐

Account Number:

Address(es):

(Address)

(Zip Code)

Area Code and Telephone Number(s):

Dated:

Signature(s) of Holder(s)):

EXCHANGE OFFER ELECTION
     This section must be completed if you desire to elect the type of consideration to be received in exchange for the S1 Shares being tendered hereby. Please note that, as described in the Prospectus/Offer to Exchange, S1 stockholders electing the Cash Consideration or the Stock Consideration are subject to proration if holders of S1 Shares, in the aggregate, elect to receive more than the aggregate amount of Cash Consideration or Stock Consideration to be paid in the Exchange Offer. See “The Exchange Offer—Elections and Proration” in the Prospectus/Offer to Exchange for a detailed description of the proration procedure. If you do not properly make an election, you will be deemed to have tendered without an election, and the tendered S1 Shares will be treated as described in “The Exchange Offer—Consequences of Tendering with No Election” in the Prospectus/Offer to Exchange.
     The undersigned elects to receive the consideration indicated below. The undersigned acknowledges that failure to properly make an election will result in the undersigned being deemed to have made no election. See “The Exchange Offer—Consequences of Tendering with No Election” in the Prospectus.
__________ NUMBER OF SHARES TENDERED FOR 0.2800 OF AN ACI SHARE, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL ACI SHARES.
__________ NUMBER OF SHARES TENDERED FOR $10.00 IN CASH, WITHOUT INTEREST, SUBJECT TO PRORATION.

†	ANY S1 SHARES TENDERED BUT FOR WHICH NO ELECTION IS MADE ABOVE WILL BE DEEMED TO HAVE BEEN TENDERED WITHOUT AN ELECTION, AND THE TENDERED S1 SHARES WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION AS DESCRIBED IN “THE EXCHANGE OFFER—CONSEQUENCES OF TENDERING WITH NO ELECTION” IN THE PROSPECTUS/OFFER TO EXCHANGE.

GUARANTEED DELIVERY PROCEDURES
     S1 stockholders desiring to tender S1 Shares pursuant to the Exchange Offer but whose certificates are not immediately available or cannot otherwise be delivered with all other required documents to the Exchange Agent prior to the expiration date or who cannot complete the procedure for book-entry transfer on a timely basis, may nevertheless tender S1 Shares, as long as all of the following conditions are satisfied:
•	the tender is by or through an eligible institution;

•	a properly completed and duly executed form of this Notice of Guaranteed Delivery, or a form substantially equivalent to this form, is received by the Exchange Agent as provided below on or prior to the expiration date; and

•	the certificates for all tendered S1 Shares (or a confirmation of a book-entry transfer of such shares into the Exchange Agent’s account at the book-entry transfer facility), in proper form for transfer, together with a properly completed and duly executed Letter of Election and Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message) and all other documents required by the Letter of Election and Transmittal are received by the Exchange Agent at one of its addresses on the cover hereof within three (3) NASDAQ trading daysafter the date of execution of such notice of guaranteed delivery.
     An S1 stockholder may deliver this Notice of Guaranteed Delivery by hand, facsimile transmission or mail to the Exchange Agent at one of its addresses on the cover hereof. The notice must include a guarantee by an eligible institution in the form set forth herein.
     In all cases, Offeror will exchange S1 Shares tendered and accepted for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of certificates for S1 Shares (or timely confirmation of a book-entry transfer of such S1 Shares into the Exchange Agent’s account at the book-entry transfer facility), a properly completed and duly executed Letter of Election and Transmittal (or an agent’s message in connection with a book-entry transfer) and any other required documents.

GUARANTEE
(Not to be used for signature guarantee)
     The undersigned, a member of the Securities Transfer Agents Medallion Program or an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended guarantees to deliver to Wells Fargo Bank N.A. (the “Exchange Agent”) the S1 Shares tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Election and Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and certificates for the S1 Shares, or an Agent’s Message (as defined in the Prospectus/Offer to Exchange) in the case of book-entry delivery, and any other required documents within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.
     The Eligible Institution that completes this form must communicate the guarantee to Exchange Agent and must deliver the Letter of Election and Transmittal and certificates for S1 Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm

Authorized Signature

Address		Title

Name:

	Zip Code		(Please Type or Print)

Area Code and Tel. No.		Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE
SENT ONLY WITH YOUR LETTER OF ELECTION AND TRANSMITTAL.